Exhibit 12.1


                       Ratios of earnings to fixed charges



                                                                                                     June 24, 1994
                                                         Six months                                  (inception) to
                                                            ended           Year ended December, 31  December 31,
                                                        June 30, 1997         1996          1995         1994
                                                        -------------         ----          ----     --------------
Pre-tax earnings (loss) from continuing operations         $3,436,161    ($6,579,392)   ($7,206,243)    ($2,555,352)

Add back fixed charges deducted from earnings (loss)        1,600,223      1,816,163        917,431         155,993

Less pre-tax equivalent of preferred stock dividends          (20,152)       (66,222)          ----            ----
                                                           ----------   ------------   ------------    ------------


                                                           $5,016,232    ($4,829,451)   ($6,288,813)    ($2,399,359)
                                                           ==========   ============   ============    ============

Fixed Charges:

Interest expense                                           $  521,243     $1,137,974     $  543,571      $   55,856

Portion of operating lease rentals deemed to
represent interest                                          1,058,828        611,967        373,860         100,137

Pre-tax equivalent of preferred stock dividends                20,152         66,222           ----            ----
                                                           ----------   ------------   ------------    ------------

                                                           $1,600,223     $1,816,163     $  917,431      $  155,993
                                                           ==========     ==========     ==========      ==========

Ratios of earnings to fixed charges                           3.13
                                                              ====

Deficiency of earnings available to cover fixed charges                  ($6,645,614)   ($7,206,243)    ($2,555,352)
                                                                        ============   ============    ============